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                                                                 Exhibit 10.6(a)

                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT, dated as of the 4th day of February, 1999, is between Secure Commerce Services, Inc., a Delaware corporation with its principal offices at 29 Emmons Drive, Suite E10, Princeton, NJ 08540 (the "Company") and Edward G. McLaughlin ("Employee").

      WHEREAS, Employee is one of the founders of the Company and has been employed by the Company since its inception; and

      WHEREAS, the Company and Employee both desire to document the terms and conditions under which Employee shall continue his employment with the Company.

      NOW, THEREFORE, in consideration of the mutual promises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Employment. The Company shall employ Employee, and Employee hereby accepts such employment and agrees to perform his duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement shall be null and void and of no further force and effect unless and until the consummation of the Transaction, it being understood that any waiver under or amendment or modification to the Purchase Agreement by any of the parties thereto shall not affect or otherwise modify in any regard Employee's obligations hereunder.

            1.1 Employment Term. The term of this Agreement including the original and any renewal terms (the "Employment Term") shall commence upon the date of this Agreement, and shall continue for two years, unless terminated prior thereto in accordance with Section 8 hereof. Unless either party elects to terminate this Agreement at the end of the original or any renewal term by giving the other party written notice of such election at least 90 days before the expiration of the then current term, this Agreement shall be deemed to have been renewed for an additional term of one year commencing on the day after expiration of the then current term. Nothing in this Agreement shall be construed as giving Employee any right to be retained in the employ of the Company beyond the expiration of the Employment Term, and Employee specifically acknowledges that he shall be subject to discharge pursuant to Section 8 hereof.

            1.2   Duties and Responsibilities.

                  (a) During the Employment Term, Employee shall serve as Executive Vice President of Marketing and perform all duties and accept all responsibilities incidental to and in keeping with such position. Employee shall also cooperate fully with the board of directors and other executive officers of the Company.
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                  (b)   Employee represents to the Company that he is not
subject to or a party to any employment agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction of any nature whatsoever which would prohibit Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Company.

                  (c) Employee shall at all times comply with policies and procedures adopted by the Company for employees of the Company and its subsidiaries, including without limitation, procedures and policies regarding conflicts of interest.

            1.3. Extent of Service. During the Employment Term, Employee agrees to use his best efforts to carry out his duties and responsibilities under Section 1.2 hereof and to devote his full time, attention and energy thereto. Except as provided in Section 5 hereof, the foregoing shall not be construed as preventing Employee from making investments in other businesses or enterprises provided that Employee agrees not to become engaged in any other business activity which may, in the sole judgment of the board of directors of the Company, interfere with his ability to discharge his duties and responsibilities to the Company. Employee further agrees not to work either on a part-time or independent contracting basis for any other business or enterprise during the Employment Term without the prior written consent of the board of directors of the Company.

            1.4.  Base Compensation.

                  (a) For all the services rendered by Employee hereunder, the Company shall pay Employee an annual salary of $100,000 for the Employment Term, plus in each additional year such additional amounts, if any, as may be approved by the Company's board of directors at Employee's annual review to be held on or about the anniversary date of the Employment Term (annual increases exceeding 10% must be approved unanimously by the board of directors), less withholding required by law or agreed to by Employee.

                  (b) During the Employment Term, Employee shall also be entitled to participate in such vacation pay and other fringe benefit plans, if any, as may be authorized from time to time by the board of directors in its sole discretion for employees of the Company.

            1.5   Bonus.   In addition to the base compensation provided
under Section 1.4 hereof, Employee shall be entitled to receive from the Company during the Employment Term bonus compensation for each complete calendar year during the Employment Term, such bonus compensation to be approved by a majority of the board of directors (excluding Employee), less withholding required by law or agreed to by Employee.

      2. Expenses. Employee shall be reimbursed for the reasonable business expenses incurred by him in connection with his performance of services hereunder during the Employment Term upon presentation of an itemized account and written proof of such expenses





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in accordance with policies established by the Company.

      3. Developments. All developments, including inventions, whether patentable or otherwise, trade secrets, discoveries, improvements, ideas and writings which either directly or indirectly relate to or may be useful in the business of the Company or any of its affiliates (the "Developments") which Employee, either by himself or in conjunction with any other person or persons, shall conceive, make, develop, acquire or acquire knowledge of during the Employment Term or at any time thereafter during which he is employed by the Company, shall, on and after the closing of the Transaction, become the sole and exclusive property of the Company. Employee hereby assigns, transfers and conveys, and agrees to so assign, transfer and convey to the Company, all of his right, title and interest in and to any and all such Developments and to disclose fully as soon as practicable, in writing, all such Developments to the board of directors of the Company. At any time and from time to time, upon the request and at the expense of the Company, Employee will execute and deliver any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section.

      4. Confidential Information. Employee recognizes and acknowledges that by reason of his employment by and service to the Company he will continue to have (both during the Employment Term and at any time thereafter during which he may be employed by the Company), access to confidential information of the Company and its affiliates, including without limitation, information and knowledge pertaining to products and services offered, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, advertising, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its affiliates and dealers, customers, clients, suppliers and others who have business dealings with the Company and its affiliates ("Confidential Information"). Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not, either during or at any time after the Employment Term, disclose any such Confidential Information to any person for any reason whatsoever (except as his duties described herein may require) without the prior written authorization of the board of directors of the Company, unless such information is in the public domain through no fault of Employee or except as may be required by law.

      5.     Non-Competition.
                  (a) During the Employment Term and for the one-year period following the date the employment of Employee by the Company or any of its affiliates has ended (whether or not such employment is pursuant to this Agreement), Employee will not,





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unless acting pursuant hereto or with the prior written consent of the board of directors of the Company, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged in the business in which the Company is engaged at the date of termination of Employee's employment by the Company in any portion of the United States.

                  (b) The foregoing restriction shall not be construed to prohibit the ownership by Employee of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither Employee nor any group of persons including Employee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

      6. No Solicitation. During the Employment Term and for the one-year period following the date the employment of Employee by the Company or any of its affiliates has ended (whether or not such employment is pursuant to this Agreement), Employee will not, either directly or indirectly, (i) call on or solicit any person, firm, corporation or other entity who or which at the time of such termination was, or within two years prior thereto had been, a customer of the Company with respect to the activities prohibited by Section 5 hereof or (ii) solicit the employment of any person who was employed by the Company on a full or part-time basis at any time during the last year of Employee's employment, unless such person prior to such solicitation of employment was involuntarily discharged by the Company.

      7.     Equitable Relief.

                  (a) Employee acknowledges that the restrictions contained in Sections 3, 4, 5 and 6 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates, that the Company would not have entered into this Agreement or the Purchase Agreement, in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company. Employee represents that his experience and capabilities are such that the restrictions contained in Sections 5 and 6 hereof will not prevent Employee from obtaining employment or otherwise earning a living at the same general level of economic benefit as is provided by his current employment or as is anticipated by this Agreement. EMPLOYEE FURTHER REPRESENTS AND ACKNOWLEDGES THAT (i) HE HAS BEEN ADVISED BY THE COMPANY TO CONSULT HIS OWN LEGAL COUNSEL IN RESPECT OF THIS AGREEMENT, (ii) THAT HE HAS HAD FULL OPPORTUNITY, PRIOR TO EXECUTION OF THIS AGREEMENT, TO REVIEW THOROUGHLY THIS AGREEMENT WITH HIS COUNSEL, AND (iii) HE HAS READ AND FULLY UNDERSTANDS THE TERMS AND PROVISIONS OF THIS AGREEMENT.









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                  (b)  Employee agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 3, 4, 5 or 6 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 3, 4, 5 or 6 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

                  (c) Employee irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement, including without limitation, any action commenced by the Company for preliminary or permanent injunctive relief or other equitable relief, may be brought in any court of general jurisdiction in the Commonwealth of Pennsylvania, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which Employee may have to the laying of venue of any such suit, action or proceeding in any such court. Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 12 hereof.

                  (d) Employee agrees that he will provide, and that the Company may similarly provide, a copy of Sections 3, 4, 5 and 6 of this Agreement to any business or enterprise (i) which he may directly or indirectly own, manage, operate, finance, join, participate in the ownership, management, operation, financing, or control of, or (ii) with which he may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used; provided, however, that this provision shall not apply in respect of Sections 5 and 6 of this Agreement after expiration of the time periods set forth therein.

      8. Termination. This Agreement shall terminate prior to the expiration of its term set forth in Section 1.1 above upon the occurrence of any one of the following events:

            8.1. Disability. In the event that Employee is unable fully to perform his duties and responsibilities hereunder to the full extent required by the Company by reason of illness, injury or incapacity for 90 consecutive days, during which time he shall continue to be compensated as provided in
Section 1.4 hereof (less any payments due Employee under disability benefit programs, including Social Security disability, worker's compensation, and disability retirement benefits), this Agreement may be terminated by the Company, and the Company shall have no further liability or obligation to Employee for compensation hereunder; provided, however, that Employee will be entitled to receive the payments prescribed under any disability benefit plan which may be in effect for employees of the Company and in which he participated. Employee agrees, in the event of any dispute under this
Section 8.1, to submit to a physical examination by a licensed physician selected by the board of directors of the Company.

            8.2. Death. In the event that Employee dies during the Employment Term, the



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Company shall pay to his executors, legal representatives or administrators any amounts due and owing to the date of death to Employee as part of the salary set forth in Section 1.4(a) hereof through the date of death, and thereafter the Company shall have no further liability or obligation hereunder to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him; provided, however, that Employee's estate or designated beneficiaries shall be entitled to receive the payments prescribed for such recipients under any death benefit plan which may be in effect for employees of the Company and in which Employee participated.

            8.3. Cause. Nothing in this Agreement shall be construed to prevent its termination by the Company at any time for "cause." For purposes of this Agreement, "cause" shall mean the failure of Employee to perform or observe any of the terms or provisions of this Agreement in any material respect after written notice of such failure and an opportunity to cure, dishonesty to the board of directors of the Company, conviction of a crime involving moral turpitude, substance abuse which affects Employee's performance of his duties under this Agreement, misappropriation of funds or disparagement of the Company (or its management). In the event of termination for cause, the Company shall have no further liability or obligation to Employee for compensation hereunder. Such termination shall be effected by notice thereof delivered by the Company to Employee and shall be effective as of the date of such notice.

            8.4. Without Cause by the Company. The Company may terminate this Agreement upon not less than 90 days' notice to Employee at and for the Company's sole convenience and in its sole discretion and without specifying any cause as set forth in Section 8.3 hereof. In such event, and contingent upon the resignation of Employee from all positions of any nature which Employee may then have held with the Company and any of its affiliates, the Company (i) shall continue to pay Employee until the end of the notice period plus severance equal to 18 months base salary set forth in Section 1.4(a) hereof which Employee was receiving prior to the effective date of such termination or (ii) in lieu of 90 days' notice, pay Employee severance equal to 21 months (amount in (i) plus 3 months base salary set forth in Section 1.4(a) hereof which Employee was receiving prior to the effective date of such termination.

      9. Survival. Notwithstanding the termination of this Agreement by the Company by reason of Employee's disability under Section 8.1, for cause under Section 8.3, or without cause under Section 8.4, his obligations under Sections 3, 4, 5, and 6 hereof shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief against Employee in Section 7 hereof shall continue in force, along with the provisions of Sections 9 through 17 hereof.

      10. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Delaware without giving effect to any conflict of laws provisions.

      11. Litigation Expenses. In the event of a lawsuit by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses and attorney's fees from the other party.









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      12.    Notices.  All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

      If to the Company, to:

            Secure Commerce Services, Inc.
            29 Emmons Drive, Suite E10
            Princeton, NJ  08540
            Attn:  President
            Telecopy:   (609) 720-1819

      With a required copy to:

            Morgan, Lewis & Bockius LLP
            214 Carnegie Center
            Princeton, NJ  08540
            Attn:  Steven M. Cohen
            Telecopy:   (609) 520-6639

      If to Employee, to:

            Edward G. McLaughlin
            528 South Taney St.
            Philadelphia, PA 19146

or to such other names or addresses as the Company or Employee, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

      13.   Entire Agreement; Contents of Agreement.

                  (a) This Agreement supersedes all prior agreements and sets forth the entire understanding among the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment executed by Employee and approved by the board of directors of the Company and executed on behalf of the Company by a duly authorized officer. Employee acknowledges that the effect of this provision is that no oral modifications of any nature whatsoever to this Agreement shall be permitted.

                  (b) Employee acknowledges that from time to time, the Company may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are






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intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to Employee.

      14. Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Employee.

      15. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

      16. Remedies Cumulative; No Waiver. No remedy conferred upon the Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

      17. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.







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      IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.


                              SECURE COMMERCE SERVICES, INC.


                              By  /s/ Flint A. Lane
                                  ----------------------------------
                                  Name:  Flint A. Lane
                                  Title:    Chief Operating Officer


                              EMPLOYEE


                              /s/ Edward G. McLaughlin
                              ----------------------------------
                              Edward G. McLaughlin